EXHIBIT 10.45

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

For value received, and in consideration of one or more loans, letters of credit or other financial accommodations extended by JPMorgan Chase Bank, N.A. or any of its subsidiaries or affiliates (the “Bank”), to Avistar Communications Corporation, a Delaware corporation (the “Grantor”), the Grantor and the Bank agree, as of December 22, 2009, as follows:

1. Definitions.

“Account Control Agreement” shall mean a deposit or securities account control agreement or other similar agreement with any party acting as a financial intermediary or securities intermediary (including, without limitation, affiliates of the Bank) and shall specifically include any master deposit or securities account control agreement among the Bank and any of its affiliates, as amended from time to time.

“Collateral” means all personal property of the Grantor whether presently existing or hereafter created or acquired, and wherever located (including but not limited to: (i) accounts (including health-care-insurance receivables), chattel paper, deposit accounts, documents (including negotiable documents), equipment, general intangibles, goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Grantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; (ii) all claims, demands, causes and choses in action in respect of any of the foregoing and all accessions and additions thereto; and (iii) any and all cash and non-cash proceeds and products of any of the foregoing, including without limitation, any and all proceeds of any insurance, indemnity, instruments, warranty or guaranty payable to such Grantor from time to time with respect to the Collateral and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral) other than (x) any of the outstanding capital stock of any subsidiary of the Grantor that is a Controlled Foreign Corporation (as defined in the Internal Revenue Code of 1986, as amended, in excess of 65% of the voting power of all classes of capital Stock of such Controlled Foreign Corporation entitled to vote or (y) any restricted money market accounts maintained by the Grantor with Comerica Bank – California to the extent the same secures the Grantor’s obligations with respect to the letter of credit in the amount of $145,200 issued by such bank to Clemons Properties Partners L.P. or (z) the Borrower’s right to receive royalties or other funds or assets under the Sony Patent License Agreement, and the Borrower’s rights to enforce payment or delivery of such royalties or other funds or assets.

“Convertible Notes” means the “Notes” (as defined in, and issued pursuant to, the Convertible Note Purchase Agreement).

“Convertible Note Collateral Agent” means the “Collateral Agent” (as defined in the Convertible Note Purchase Agreement).

“Convertible Note Investors” means the “Investors” (as defined in the Convertible Note Purchase Agreement).

“Convertible Note Purchase Agreement” means the Convertible Note Purchase Agreement dated January 4, 2008 by the Borrower and the purchasers parties thereto with respect to the Borrower‘s sale of its 4.5% convertible subordinated secured promissory notes.

“Convertible Note Security Agreement” means the Security Agreement dated January 4, 2008 by the Borrower, the investors parties thereto and the “Collateral Agent” (as defined therein), delivered by the Borrower as security for the Borrower’s obligations under the Convertible Notes.

“Default” shall mean each “Event of Default” (as defined in the Note).

“Liabilities” means indebtedness, obligations and liabilities of any kind of the Grantor to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or the Note.

“Note” means the Second Amended and Restated Revolving Promissory Note (Libor/Prime) dated as of December 22, 2009 by the Grantor in favor of the Bank in the maximum principal amount of $11,250,000, as amended , restated or otherwise modified from time to time.

           “Permitted Liens” means: (i) liens for unpaid taxes, assessments, or other governmental charges or levies that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and for which Grantor maintains adequate reserves, (ii) judgment liens that do not constitute a Default, (iii) liens listed on the Borrower’s September 30, 2006 form 10Q, (iii)  the interests of lessors and licensors under leases and licenses in the ordinary course of business, (iv)  purchase money liens or the interests of lessors under capital leases to the extent that such liens or interests secure purchase money indebtedness and so long as (a) such lien attaches only to the asset purchased or acquired and the proceeds thereof and (b) such lien only secures the indebtedness that was incurred to acquire the asset purchased or acquired or any refinancing indebtedness in respect thereof, (v)  liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Grantor’s business and not in connection with the borrowing of money, and which liens either (a) are for sums not yet delinquent or (b) are being contested in good faith by appropriate proceedings and for which Grantor maintains adequate reserves, (vi) liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (vii) liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (viii) liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (ix) liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms, (x) liens on insurance proceeds securing the payment of financed insurance premiums and (xi) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (xii) liens in favor of one or more Convertible Note Investors or the Convertible Note Collateral Agent for the benefit of one or more Convertible Notes Investors granted by the Borrower under the Convertible Note Security Agreement.

“Sony Patent License Agreement” means Patent License Agreement dated July 17, 2006, as amended, by the Borrower and Sony Computer Entertainment, Inc., as amended, modified, supplemented or extended from time to time, or as any provision thereof may be waived, and any patent license agreement executed by Borrower and Sony Computer Entertainment, Inc. in substitution or replacement therefor.

“UCC” means the Uniform Commercial Code in effect in the State of New York.  Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

2. Grant of Security Interest.  As security for the payment of all the Liabilities, the Grantor pledges and grants to the Bank a security interest in and right of setoff against, the Collateral.

3. Agreements, Representations and Warranties of the Grantor and Rights of the Bank.

(a) The Grantor represents and warrants that: the Grantor is the sole owner of the Collateral and the Collateral is free of all encumbrances except for (i) the security interest in favor of the Bank created by this Agreement and for (ii) Permitted Liens.

(b) The Grantor irrevocably authorizes the Bank to exercise the rights granted to the Bank herein, at its option, for its own benefit, either in its own name or in the name of the Grantor, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

(c) Without the prior written consent of the Bank, the Grantor agrees not to sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Collateral (other than (i) sales of inventory, (ii) grants of non-exclusive licenses or similar arrangements for the use of property of the Grantor, in each case in the ordinary course of business, (iii) sales, assignments, transfers, exchanges or other dispositions for fair value in the ordinary course of business), nor will the Grantor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, encumbrance, option or any other charge with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for (i) the lien and security interest provided for by this Agreement, (ii) as otherwise provided herein or in the Note or (iii) Permitted Liens.

(d) The Grantor will not change jurisdiction of its incorporation or organization (by migratory merger or otherwise) except upon 30 days’ prior written notice to the Bank.

(e) The Bank may, in its name, or in the name of the Grantor:  (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral  (but shall be under no obligation to do so); (iii) make any notification (to the issuer of any certificate or security, or otherwise, or take any other action in connection with the perfection or preservation of its security interest  or any enforcement of remedies, and retain any documents evidencing the title of the Grantor to any item of the Collateral; and (iv) issue entitlement orders with respect to any of the Collateral.

The Grantor agrees that it will not file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party except in connection with Permitted Liens or consent or be a party to any Account Control Agreement with respect to any Collateral to which the Bank is not a party.  At the request of the Bank the Grantor agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve its security interest, perfection and operational control and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations.  Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the Grantor’s rights in any item of the Collateral.  The Grantor releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto, except, in each case, for claims, causes of action and demands arising from (i) Bank’s gross negligence or willful misconduct or (ii) Bank’s obligations as a secured party under this Agreement or under applicable law.

4. Currency Conversion. For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank’s last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.

5. Remedies.

Upon the occurrence and during the continuance of a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the Grantor’s basis or holding period for any Collateral.

The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the Grantor waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the Grantor, which right the Grantor expressly waives.

The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency;  (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the Grantor; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the Grantor.

The Grantor will pay to the Bank all expenses (including attorneys’ fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the exercise of any of the Bank’s rights or obligations under this Agreement or the Note.  The Grantor will take any action requested by the Bank to allow it to sell or dispose of the Collateral.  Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the Grantor will remain liable for the payment in full of any unpaid balance of the Liabilities.

6. Jurisdiction.

To the maximum extent not prohibited by applicable law, the Grantor hereby irrevocably: (i) submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Agreement;(ii) agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court;  (iii) agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county;  (iv) consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Grantor at its address specified on the signature page hereof, or at the Grantor’s most recent mailing address as set forth in the records of the Bank; and (v) waives any defense on the basis of inconvenient forum.

The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state.  Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

7. Waiver of Jury Trial.  THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

8. Notices. Unless otherwise agreed in writing, notices may be given to the Bank and the Grantor at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed on the signature page of this Agreement, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other.  Notices to the Bank are effective on receipt.

9. Miscellaneous.

(a) This Agreement shall be binding on the Grantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Grantor may not delegate any of its obligations hereunder without the prior written consent of the Bank.

(b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor will be effective unless it is in writing and signed by the Grantor and the Bank and will be effective only in that specific instance and for that specific purpose.  No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

(c) The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the Grantor or any other party (including, without limitation, any Account Control Agreement).

(d) The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

(e) The Grantor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.

(f) This Agreement is governed by and construed according to the law of the State of New York, without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.

(g) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

(h) This Agreement supersedes in its entirety the Second Amended and Restated Security Agreement dated December 22, 2008, as amended, by the Grantor and the Bank.

(i) If the Bank shall receive any payment of royalties or other funds payable to the Borrower under the Sony Patent License Agreement, the Bank, upon notice from the Convertible Note Collateral Agent accompanied by evidence reasonably satisfactory to the Bank that such payment was made pursuant to the Sony Patent License Agreement, shall pay promptly to or at the direction of the Convertible Note Collateral Agent the amount thereof (without interest).

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Security Agreement.Third Amended and Restated.004
UCN 006754857000
Facility ID 198245263

IN WITNESS WHEREOF, the Grantor has signed this Agreement as of the date first written above.

ACCEPTED:

JPMorgan Chase Bank, N.A.

By:      /s/ Nancy A. Sheppard
            Nancy A. Sheppard
            Managing Director

Address for notices to the Bank:

JPMorgan Chase Bank, N.A.
Private Bank Credit
Attn: Arn Welles
345 Park Avenue, Floor 04
New York, NY 10154-0004
Telecopier:  (212) 464-2531
Telephone:  (212) 464-1883

With a courtesy copy to

JPMorgan Chase Bank, N.A.
Attn:  Nancy A. Sheppard
560 Mission Street, 19th floor
San Francisco, CA 94105
Telecopier:  (415) 315-8272
Telephone:  (415) 315-8285

Avistar Communications Corporation

By:          /s/ Rober F. Kirk
Name:  Robert F. Kirk
Title:  Chief Executive Officer

By:          /s/ Elias A. MurrayMetzger
Name:  Elias A. MurrayMetzger
Title:  Chief Financial Officer and Corporate Secretary

Address for Notices to the Grantor:

Attn:  Chief Financial Officer
Avistar Communications Corporation
1875 S. Grant Street, 10th Floor
San Mateo, CA 94402
Telecopier:  (650) 525-1360
Telephone:  (650) 525-3310

State of _________	)
) ss.:
County of ________	)

On the ____ day of December in the year 2009, before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________
Notary Public

State of _________	)
) ss.:
County of ________	)

On the ____ day of December in the year 2009, before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________
Notary Public

UCN 006754857000[Signature Page of Third Amended and Restated Security Agreement]
Facility ID 198245263